BUSINESS DEVELOPMENT AND STRUCTURING CONSULTANCY AGREEMENT FOR THE DEVELOPMENT AND ESTABLISHMENT OF AN INTERNATIONAL FINANCIAL CENTER IN VIETNAM

This Business Development and Structuring Consultancy Agreement for the Development and Establishment of an International Financial Center in Vietnam (hereinafter referred to as the "Agreement") is made effective as of this 5th day of July 2024 ("The Effective Date"), by and between:

DR. D'ORLÉANS DE FRANCE BENEDICT CARL WILLIAM, an individual, Belgian Passport No. GB6101818, issued July 20, 2023, with principal residence address at Wollerauerstrasse 41, CH-8834 Schindellegi-Feusisberg, Switzerland, and in the United Kingdom at May Tree House, Cutsdean, Cheltenham GL54 5RX United Kingdom (hereinafter referred as the "Consultant" and

PHILUX GLOBAL GROUP INC. (f/k/a PHI GROUP, INC.), a corporation duly organized and existing under and by the virtue of the laws of the state of Wyoming, U.S.A., Registration ID 2017-000769478, with principal business offices at 2323 Main Street, Irvine, CA 92614, U.S.A., represented by Mr. Henry D. Fahman, its Chairman and Chief Executive Officer, hereinafter referred to as the "Company."

This Agreement defines the scope of services that have been provided and continue to be provided by Consultant to the Company in the Recitals that follow as well as the compensation to be paid by the Company, in exchange, pertaining to the business development and structuring services contemplated and performed by and between the Company and Consultant.

RECITALS

WHEREAS, the Company has been desirous of establishing an integrated Asian Diamond Exchange and International Financial Center in Vietnam.

WHEREAS, the Consultant has been leading full-time a group of experts since January 2018 for the setup of the Asian Diamond Exchange ("ADE") in Vietnam for the Company and has entered into a separate Business Development and Structuring Consultancy Agreement with the Company for this Asian Diamond Exchange project.

WHEREAS, recently, the Consultant has started a structuring project, in order for the Company to set up and establish an International Financial Center on the Thanh Da Peninsula, Ho Chi Minh City, Vietnam in conjunction with the afore-mentioned Asian Diamond Exchange project. This will be similar as what the Consultant has established successfully for Dubai in 2002-2005 and is now incorporating the international changes of the last two decades together with combined information and data from another leading international financial center in Europe.

NOW THEREFORE, in consideration of the terms, promises, conditions and mutual covenants herein contained, and each intending to be legally bound hereby, the Consultant and

Company are parties to this Agreement and agree as follows:

A. **Business Development and Structuring Consultancy Services.** The Consultant has provided and will continue to provide the business development and structuring consulting services mentioned in the foregoing Recitals and any other services that may be required to assist the Company to successfully plan, design, develop, establish, and operate the International Financial Center in Vietnam.

The Consultant will continue to advise, assign, undertake, execute and implement, as the case may be, all the next necessary steps to be taken to make the International Financial Center in Vietnam a success, which involves a comprehensive set of key requirements spanning legal, regulatory, infrastructural, and strategic aspects as outlined below:

I. Legal and Regulatory Framework

1. **Robust Legal System**: A transparent and reliable legal system that enforces contracts and property rights effectively.
2. **Effective Regulatory Environment**: A regulatory framework aligned with international standards that ensures fair and efficient market operations.
3. **Favorable Tax Policies**: Competitive tax regimes, including low corporate taxes, double taxation treaties, and incentives for foreign investors.
4. **AML and CTF Compliance**: Strong anti-money laundering (AML) and counter-terrorist financing (CTF) measures in place, compliant with global standards.

II. Economic and Financial Stability

1. **Macroeconomic Stability**: A stable economic environment with low inflation, sustainable public debt, and consistent economic growth.
2. **Sound Financial Sector**: A diverse and well-regulated financial services sector, including banking, insurance, asset management, and fintech.
3. **Developed Capital Markets**: Liquid and efficient capital markets offering a range of investment instruments.

III. Infrastructure

1. **High-Quality Physical Infrastructure**: Modern office spaces, reliable utilities, and efficient transportation networks.
2. **Advanced Technological Infrastructure**: Robust IT and telecommunications infrastructure, supporting digital transactions and cybersecurity.
3. **International Connectivity**: Excellent connectivity through international airports, seaports, and internet.

IV. Human Capital

1. **Skilled Workforce**: Access to a highly educated and skilled workforce, particularly in finance, law, and technology.
2. **Ongoing Professional Development**: Continuous training and development programs to keep the workforce competitive.

3. **High Quality of Life**: High standards of living, healthcare, education, and social amenities to attract and retain international talent.

V. Institutional Support

1. **Effective Regulatory Bodies**: Independent and efficient regulatory authorities overseeing financial activities and ensuring compliance.
2. **Presence of Major Financial Institutions**: Establishment of key international banks, insurance companies, asset managers, and professional services firms.
3. **Supportive Professional Services**: Availability of legal, accounting, consulting, and other professional services.

VI. Political and Social Stability

1. **Political Stability**: A stable and predictable political environment.
2. **Good Governance**: High levels of transparency, accountability, and ethical practices in both public and private sectors.
3. **Cultural Openness**: A welcoming environment for international businesses and professionals, promoting diversity and inclusivity.

VII. Strategic Positioning

1. **Global Integration**: Active participation in international financial networks and adherence to global financial standards.
2. **Market Access**: Easy access to regional and international markets.
3. **Effective Branding and Promotion**: Strong marketing strategies to position the IFC as a leading global financial hub.

VIII. Risk Management and Compliance

1. **Robust Risk Management**: Comprehensive risk management frameworks to handle financial, operational, and systemic risks.
2. **Compliance Mechanisms**: Efficient systems to ensure adherence to local and international regulations and standards.

IX. Innovation and Sustainability

1. **Commitment to Sustainability**: Policies promoting environmental sustainability and green finance.
2. **Encouragement of Innovation**: Support for fintech and financial innovation through regulatory sandboxes and incentives.

X. International Relations

1. **Bilateral and Multilateral Agreements**: Strategic treaties and agreements to facilitate international trade and investment.
2. **Strong Diplomatic Relations**: Maintaining robust diplomatic ties with key global economies and financial centers.

B. Purpose of Engagement. The Company is desirous of achieving the above-mentioned objectives to enable it to implement its business plan. The engagement will be on an exclusive basis.

C. Term of Engagement/Termination. The term of our engagement hereunder shall be for a period of two (2) years ("Engagement Period") commencing the date of the signing of this Agreement. However, it is both Parties' intention and commitment to complete this undertaking within six (6) months of the effective date and after the Free Economic Zone on Thanh Da Island, Ho Chi Minh City, subject to satisfaction of mutual and financial obligations by both Parties.

During the term of this agreement:

1. The Company will have the right to terminate (the "Termination") the Consulting Service Agreement by providing 60 days prior written notice to Consultant.

2. The Consultant will have the right to terminate the Consulting Service Agreement by providing 60 days prior written notice to Company.

D. Role of Consultant. Consultant will act as the Company's exclusive Consultant with respect to the scope of services mentioned in the Recitals and Article A above.

E. Compensation and Payment. Both parties agree that the Company shall pay the Consultant a total of Fifteen Million U.S. Dollars (USD 15,000,000) for the services that have been rendered in the Recitals appertaining exclusively to the establishing of the aforementioned International Financial Center on Thanh Da Island as set forth in Article A above. The schedule of compensation payments shall be mutually agreed upon by both Parties by private agreement.

Once the Company has effectuated all budgeting and all financial requirements and obligations, the ongoing process will effectively materialize, and the Consultant then shall transfer the entire IFC venture to the Company.

F. Representations of the Company. The Company hereby represents and warrants that any and all information supplied hereunder to Consultant in connection with any and all services to be performed hereunder by Consultant for and on behalf of the Company shall be, to the best of the Company's knowledge, true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Consultant to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to Consultant. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its

obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

G. **Representations of the Consultant.** The parties further agree that the Consultant shall not have the authority to enter into any contract and/or agreement and/or to otherwise bind Company in any way to any third party unless approved by Company in writing. Consultant hereby warrants and represents that he has the right to perform the consulting services and to disclose to Company all information transmitted to potential investors in performance of these consulting services. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

H. **Liability and Indemnity**. The Company shall reimburse, indemnify, defend and hold harmless the Consultant from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys' fees and expenses), arising out of or in connection with any acts or omissions of the Consultant made in good faith and in the performance of the duties of the Consultant under this Agreement, except to the extent resulting from the Consultant's acts or omissions constituting fraud, bad faith, willful misconduct, gross negligence or breach of fiduciary duty in the performance, or reckless disregard, of his duties under this Agreement.

I. **Confidentiality**. The Consultant acknowledges that during the engagement he will have access to and become acquainted with various Company information, Company records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company's business and product processes, methods, customer lists, accounts and procedures. The Consultant agrees that he will not directly disclose any of the aforesaid or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company and with the Company's express written permission.

J. **Independent Consultant**. This Agreement shall not render the Consultant an employee, partner, agent of, or joint venturer with the Company for any purpose. The Consultant is and will remain an independent Contractor in his relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Consultant's compensation hereunder. The Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

K. **Amendment.** No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

K. Notices. All notices, requests, or other communications pursuant to this Agreement shall be in writing or by facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by facsimile transmission; or (ii) seven business days after sending by international priority delivery services; or (iii) fifteen business days after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

If to the Consultant:

DR. D'ORLÉANS DE FRANCE BENEDICT CARL WILLIAM
Wollerauerstrasse 41
CH-8834 Schindellegi-Feusisberg, Switzerland
Telephone: +41 794202394
Email: ben@smet.cc

If to the Company:

Philux Global Group, Inc. (f/k/a PHI Group, Inc.)
Attn: Henry D. Fahman, Chairman & CEO
2323 Main Street
Irvine, CA 92614
Telephone: +1-714-793-9227
Email : henry@philuxglobal.com

L. Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, except for the setup and establishment of the Asia Diamond Exchange on the Thanh Da Island, which is constituted, signed, agreed and effective in a separate binding Agreement between the Consultant and the Company, whether written or oral, are merged herein and shall be of no force or effect.

M. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

N. Construction; Venue. This Agreement shall be governed by and construed in accordance with the laws of California, USA. The Parties agree that the sole and exclusive venue for any matters arising hereunder shall be the court of competent jurisdiction in Los Angeles California and agree to waive any objections to such venue.

O. Binding Nature. The terms and provisions of this Agreement shall be binding upon

and inure to the benefit of the parties, and their respective successors and assigns.

P. **Counterparts.** This Agreement may be executed in any number of counterparts, including email, facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

Q. **Attorneys' Fees and Court Costs.** If any party to this Agreement brings an action, directly or indirectly based upon this Agreement or the matters contemplated hereby against the other party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to, reasonable attorneys' fees and expenses and court costs.

IN WITNESS WHEREOF, the Parties hereto have executed this Business Development and Structuring Consultancy Agreement for the Development and Establishment of an International Financial Center in Vietnam by their authorized representatives as of the date first above written.

Dated: July 5, 2024

DR. D'ORLÉANS DE FRANCE BENEDICT CARL WILLIAM

By: ______________________________
D' ORLÉANS DE FRANCE Benedict Carl William

PHILUX GLOBAL GROUP, INC.

PHILUX GLOBAL GROUP CORPORATE SEAL 1982 WYOMING

By: ______________________________
Henry D Fahman, Chairman and Chief Executive Officer